Exhibit 99.(h)(i)(B)

Amendment No. 1

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2018 ("Amendment Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and FundVantage Trust (the "Trust"), on its own behalf and on behalf of each Fund listed on Exhibit A to the Amended Agreement (as defined below) (“Amendment”).

Background

BNYM and the Trust previously entered into the Transfer Agency And Shareholder Services Agreement made as of October 23, 2018 ("Original Agreement") The parties wish to amend the Original Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.          Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to this Amendment, dated December 31, 2018, between BNYM and the Trust.

2.          Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Original Agreement as amended by this Amendment ("Amended Agreement") as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term "Fund" has the same meaning in this Amendment as it has in the Current Agreement.

3.          Remainder of Original Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.          Governing Law. The governing law provision of the Original Agreement shall be the governing law provision of this Amendment.

5.          Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.          Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Dorothy R. McKeown

Name:	Dorothy R. McKeown

Title:	Director

FundVantage Trust

On its own behalf and on behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund

By:	/s/ Joel Weiss

Name:	Joel Weiss

Title:	President

SCHEDULE B

(Dated: December 31, 2018)

This SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of October 23, 2018, between BNY Mellon Investment Servicing (US) Inc. and each of FundVantage Trust and the Portfolios listed below.

Portfolios

Fund Name	Share Class
Arabesque Systematic Fund	Institutional
(formerly, Arabesque Systematic International Fund)
(Registration effective April 21, 2017; services not yet commenced)
Arabesque Systematic Fund	Investor
(formerly,Arabesque Systematic International Fund)
(Registration effective April 21, 2017; services not yet commenced)
Arabesque Systematic USA Fund	Institutional
Arabesque Systematic USA Fund	Investor
DuPont Capital Emerging Markets Debt Fund	Class I
DuPont Capital Emerging Markets Fund	Class I
EIC Value Fund	Class A
EIC Value Fund	Class C
EIC Value Fund	Retail
EIC Value Fund	Institutional
Gotham Absolute 500 Fund	Institutional
Gotham Absolute 500 Core Fund	Institutional
Gotham Absolute Return Fund	Institutional
Gotham Defensive Long Fund	Institutional
Gotham Defensive Long 500 Fund	Institutional
Gotham Enhanced 500 Fund	Institutional
Gotham Enhanced 500 Core Fund	Institutional
Gotham Enhanced Return Fund	Institutional
Gotham Enhanced S&P 500 Index Fund	Institutional
Gotham ESG Large Value Fund[1]	Institutional
Gotham Hedged Core Fund	Institutional
Gotham Hedged Plus Fund	Institutional
Gotham Enhanced Index Plus Fund	Institutional
Gotham Index Plus All-Cap Fund	Institutional
Gotham Index Plus Fund	Institutional
Gotham Index Plus Fund	Investor
Gotham Institutional Value Fund	Institutional
Gotham Master Index Plus Fund	Institutional
Gotham Master Neutral Fund	Institutional
Gotham Neutral Fund	Institutional
Gotham Neutral 500 Fund	Institutional
Gotham Short Strategies Fund	Institutional
Gotham Total Return Fund	Institutional
Gotham Total Return Fund	Investor
Gryphon International Equity Fund[2]	Institutional

1 BNYM expected to commence servicing on or about December 28, 2018.

2 BNYM expected to commence servicing on or about March 1, 2019.

Lateef Focused Growth Fund	Class A
Lateef Focused Growth Fund	Class I
Lateef Focused Growth Fund	Class C
Mount Lucas U.S. Focused Equity Fund	Class I
Mount Lucas U.S. Focused Equity Fund	Class II
Pacific Capital Tax-Free Securities Fund	Class Y
Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y
Pacific Capital U.S. Government Money Market Fund	Investor Class
Polen Global Growth Fund	Investor Class
Polen Global Growth Fund	Institutional Class
Polen Growth Fund	Investor Class
Polen Growth Fund	Institutional Class
Polen International Growth Fund	Investor Class
Polen International Growth Fund	Institutional Class
Polen International Small Company Growth Fund[3]	Investor Class
Polen International Small Company Growth Fund[3]	Institutional Class
Polen U.S. Small Company Growth Fund	Investor Class
Polen U.S. Small Company Growth Fund	Institutional Class
Private Capital Management Value Fund	Class A
Private Capital Management Value Fund	Class C
Private Capital Management Value Fund	Class I
Private Capital Management Value Fund	Class R
Quality Dividend Fund	Class A
Quality Dividend Fund	Class C
Quality Dividend Fund	Institutional Class
Sirios Long/Short Fund	Institutional Class
SkyBridge Dividend Value Fund	Class A
SkyBridge Dividend Value Fund	Class C
SkyBridge Dividend Value Fund	Class I
TOBAM Emerging Markets Fund	Class I
TOBAM Emerging Markets Fund	Class A
TOBAM Emerging Markets Fund	Class C
Verplanck Balanced Fund

3 BNYM expected to commence servicing on or about December 31, 2018.